Exhibit 10.36.1

Cortland Bancorp

Incentive Stock Option Agreement

Cortland Bancorp, an Ohio corporation, grants to                                                          (the “Optionee”) an option to purchase the total number of shares of Cortland Bancorp common stock, stated in the attached Notice of Grant effective                                       , 20             , at the price specified in the Notice of Grant, subject in all respects to the terms, definitions, and provisions of Cortland Bancorp’s 2015 Omnibus Equity Plan, which is incorporated herein by reference.  Unless otherwise defined herein, terms defined in the Omnibus Equity Plan have the same defined meanings herein.

1.Nature of the Option.  This Option is intended to qualify as an Incentive Stock Option, as defined in section 422 of the Internal Revenue Code of 1986.

2.Exercise Price.  The exercise price for each share of common stock is stated in the Notice of Grant and is not less than the fair market value per share of the common stock on the date of grant.  The exercise price for each share of common stock granted to an employee who owns stock possessing more than 10% of the voting power of Cortland Bancorp may not be less than 110% of the fair market value of a share of common stock on the date of grant.

3.Exercise of Option.  This Option is exercisable during its term in accordance with the vesting schedule stated in the Notice of Grant and in accordance with the terms of the Omnibus Equity Plan as follows:

(a)Right to Exercise.

(1)	this Option may not be exercised for a fraction of a share.

(2)

in the case of the Optionee’s death or other termination of employment, the exercisability of the Option is governed by sections 7 and 8 below, subject to the limitations contained in subsection 3(a)(3).

(3)	this Option may not be exercised after expiration of its term, as provided by section 10 below.

(b)Method of Exercise.  This Option is exercisable by executing the Notice of Exercise in the form attached hereto as Exhibit A, stating the Optionee’s election to exercise the Option, the number of shares for which the Option is exercised, and such other representations and agreements concerning the holder’s investment intent as may be required by Cortland Bancorp under the provisions of the Omnibus Equity Plan.  The written notice must be signed by the Optionee and must be delivered by certified mail to the Plan Committee or the Plan Committee’s designee.  The Notice of Exercise must be accompanied by payment of the exercise price.  This Option will be deemed to be exercised upon receipt by Cortland Bancorp of the Notice of Exercise accompanied by payment of the exercise price in full.

No Shares will be issued for the exercise of an Option unless the issuance and exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which Cortland Bancorp common stock may then be listed.  For income tax purposes shares will be considered transferred to the Optionee on the date the Option is exercised.

4.Optionee's Representations.  If this Option and the shares acquirable by exercise of this Option are not registered under the Securities Act of 1933 when this Option is exercised, the Optionee must, if required by Cortland Bancorp, concurrently with the exercise of all or any portion of this Option deliver to Cortland Bancorp an investment representation statement in the customary form, a copy of which is available for Optionee’s review from Cortland Bancorp upon request.  Optionee acknowledges and agrees that a certificate or certificates representing shares acquired by exercise of an Option may bear a restrictive legend or legends noting the restrictions on transfer arising under applicable securities laws and the Omnibus Equity Plan.

5.Method of Payment.  Payment of the exercise price may be by any of the following methods or a combination thereof, at the election of the committee in its sole discretion:

(a)cash or a cash equivalent,

(b)actual or constructive delivery of unrestricted shares of Cortland Bancorp common stock,

(c)a combination of cash and shares of Cortland Bancorp common stock, or

(d)cashless exercise or net exercise.

6.Restrictions on Exercise.  This Option may not be exercised before the Omnibus Equity Plan is approved by Cortland Bancorp stockholders, or if the issuance of shares upon exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board.  As a condition to the exercise of this Option, Cortland Bancorp may require the Optionee to make any representation and warranty to Cortland Bancorp as Cortland Bancorp in its sole discretion considers necessary or appropriate under applicable law.

7.Termination of Status as an Employee for Cause or Other Termination of Employment.  If the Optionee is terminated for cause or if in Cortland Bancorp’s judgment a basis for termination for cause exists, all rights under any unexercised options will expire immediately and the unexercised options will be immediately forfeited, regardless of whether the options are exercisable and regardless of whether Optionee’s employment with Cortland Bancorp or a Related Entity actually terminates.  “Termination for cause” includes one or more of the following acts:

(a)an act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion by the Optionee of the assets or business opportunities of Cortland Bancorp or a Related Entity,

(b)conviction of the Optionee of or plea by the Optionee of guilty or no contest to a felony or a misdemeanor,

(c)violation by the Optionee of the written policies or procedures of Cortland Bancorp or the Related Entity with which the Optionee is employed, including but not limited to violation of Cortland Bancorp’s or the Related Entity’s code of ethics,

(d)unless disclosure is inadvertent, disclosure to unauthorized persons of any confidential information not in the public domain relating to Cortland Bancorp’s or a Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations, and information relating to the identity and location of all past, present, and prospective customers and suppliers,

(e)intentional breach of any contract with or violation of any legal obligation owed to Cortland Bancorp or a Related Entity,

(f)dishonesty relating to the duties owed by the Optionee to Cortland Bancorp or a Related Entity,

(g)the Optionee’s willful and continued refusal to substantially perform assigned duties, other than refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a Disability,

(h)the Optionee’s willful engagement in gross misconduct materially and demonstrably injurious to Cortland Bancorp or a Related Entity,

(i)the Optionee’s breach of any term of the Omnibus Equity Plan or this Agreement,

(j)intentional cooperation with a party attempting a Change in Control of Cortland Bancorp, unless Cortland Bancorp’s board of directors approves or ratifies the Optionee’s action before the Change in Control or unless the Optionee’s cooperation is required by law, or

(k)any action that constitutes cause as defined in any written agreement between the Optionee and Cortland Bancorp or a Related Entity.

If the Optionee is terminated for any other reason, all options that are exercisable when termination occurs will be forfeited if not exercised before the earlier of (x) the expiration date specified in this Agreement or (y) 90 days after the termination date.  Nothing in section 7 permits exercise of an option after the option’s expiration date.

8.Death of Optionee.  The Optionee may name a beneficiary or beneficiaries to receive or to exercise any vested options that are unpaid or unexercised at the Optionee’s death.  Beneficiaries may be named contingently or successively.  A beneficiary designation must be made on a form prescribed by the Plan Committee and will not be effective until filed in writing with the Plan Committee.

9.Non-Transferability of Option.  This Option may not be transferred except by will or by the laws of descent or distribution and may be exercised during the Optionee’s lifetime by the Optionee only.  The terms of this Option are binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

10.Term of Option.  This Option may be exercised on or before the Expiration Date stated in the Notice of Grant and may be exercised during the term solely in accordance with the Omnibus Equity Plan and the terms of this Incentive Stock Option Agreement.

11.Early Disposition of Stock.  The Optionee understands that if the Optionee disposes of any shares received under this Option within two years after the date of this Incentive Stock Option Agreement or within one year after shares are transferred to the Optionee, the Optionee will be treated for federal income tax purposes as having received ordinary income at the time of that disqualifying disposition, the amount of income generally being measured by the difference between the price paid for the shares and the lower of the fair market value of the shares at the date of the exercise or the fair market value of the shares at the date of the disqualifying disposition.  But the amount of ordinary income may be measured differently if the Optionee is an officer, director, or 10% stockholder of Cortland Bancorp, or if the shares are subject to a substantial risk of forfeiture at the time they are transferred to the Optionee.  The Optionee hereby agrees to notify Cortland Bancorp in writing within 30 days after the date of any disqualifying disposition by executing the Notice of Disqualifying Disposition in the form attached hereto as Exhibit B, stating the number of shares sold or transferred, the date the shares were sold or transferred, and the sale price, if applicable.  The Optionee understands that if the Optionee disposes of shares after the expiration of the two-year and one-year holding periods, the gain on sale will be taxed as long-term capital gain.

Cortland Bancorp

By:

Its:

The Optionee acknowledges and agrees that the vesting of shares according to the Notice of Grant and section 3 of this Incentive Stock Option Agreement is earned solely by continuing employment with Cortland Bancorp.  The Optionee further acknowledges and agrees that nothing in this Incentive Stock Option Agreement or in Cortland Bancorp’s 2015 Omnibus Equity Plan incorporated herein by reference confers upon the Optionee any right to continued employment by Cortland Bancorp, and nothing in this Incentive Stock Option Agreement or in Cortland Bancorp’s 2015 Omnibus Equity Plan interferes with the Optionee’s right or Cortland Bancorp’s right to terminate the Optionee’s employment at any time, with or without cause.  The Optionee acknowledges receipt of a copy of the Omnibus Equity Plan and represents that the Optionee is familiar with its terms and provisions.  The Optionee hereby accepts this Option subject to all of those terms and provisions.  The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the committee administering the Omnibus Equity Plan upon any questions arising under the Omnibus Equity Plan.  The Optionee further agrees to notify Cortland Bancorp of any change in the residence address below.

Dated:	, 20 Optionee

                                           Print Name:

Residence Address:

                                            , Ohio

Notice of Grant

Under the terms of Cortland Bancorp’s 2015 Omnibus Equity Plan, Cortland Bancorp hereby grants to                                            an option to purchase from Cortland Bancorp a total of                  shares of Cortland Bancorp common stock at the exercise price per share set forth below:

Date of grant	Number of shares acquirable by exercise of option	Type of option ISO / NQSO	Exercise price per share	Becomes vested and exercisable	Expires
ISO
ISO
ISO
ISO

Cortland Bancorp

By:

Its:

Exhibit A

Notice of Exercise

To:Cortland Bancorp

Attn:Compensation Committee

Subject:Notice of Stock Option Exercise

The undersigned Optionee is exercising vested options to purchase shares of Cortland Bancorp common stock under Cortland Bancorp’s 2015 Omnibus Equity Plan and the undersigned’s Incentive Stock Option Agreement, as follows:

Option grant date	Type of option ISO / NQSO	Number of shares being purchased	Option price (per share)	Tax due (if applicable)	Total amount due

I am paying the cost to exercise as specified below by method a, b, c, or d (circle one below)

(a)Cash Payment.  Enclosed is my check #                   in the amount of $                      .

(b)Surrender of Cortland Bancorp Shares.

(c)A Combination of Cash and Cortland Bancorp Shares.  As described below:

(d)Cashless Exercise or Net Exercise.

I certify that if I transfer the stock purchased by this exercise I will not do so in a manner that violates Cortland Bancorp’s policy on insider trading.

Signed by the Optionee this                    day of                                       , 20              .

Optionee’s Signature
Print Name
Home Address
City, State, Zip Code
Daytime Phone
Social Security Number

Exhibit B

Notice of Disqualifying Disposition

To:Cortland Bancorp

Attn:Stock Option Administrator

Subject:Notice of Disqualifying Disposition

The undersigned disposed of shares of Cortland Bancorp common stock acquired by exercise of an Incentive Stock Option under Cortland Bancorp’s 2015 Omnibus Equity Plan as follows:

Date of grant	Exercise date	Option price (per share)	Transfer date	Market value (per share)	Total shares transferred / sold

I understand that for Federal income tax purposes Cortland Bancorp must report on a Form W-2 the compensation of employees who dispose of Incentive Stock Options shares within one year from the Date of Exercise or within two years from the date of grant.

Optionee’s Signature
Print Name
Home Address
City, State, Zip Code
Daytime Phone
Social Security Number

You must use this form if you dispose of ISO shares within two years after the grant date or within one year after the exercise date